Exhibit 10.8

MANNING & NAPIER, INC.

2011 EQUITY COMPENSATION PLAN

STOCK OPTION AGREEMENT

AGREEMENT, dated as of                      [    ], 20    , between Manning & Napier, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Manning & Napier, Inc. 2011 Equity Compensation Plan (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of Class A common stock, $.01 par value (“Class A Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Compensation Committee, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1 Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2 Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Participant, as of date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of          shares of Class A Stock (the “Optioned Shares”). The Option shall be treated as a [NQSO/ISO].

3 Exercise Price. The Option shall become exercisable at a per share price of $[            ] (“Exercise Price”).

4 Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall vest ratably over a three (3) year period with one-third (1/3) of the number of Optioned Shares covered by the Option vesting on the one (1) year anniversary of the Grant Date (the “Initial Vesting Date”) and an additional one-third (1/3) of the number of Optioned Shares covered by the Option vesting at the end of each one (1) year anniversary thereafter, provided that the Participant continue to be employed or engaged with the Company, or one of its Affiliates, as of the applicable vesting date, such that one hundred percent (100%) of the number of the Optioned Shares covered by the Option will have vested on the third anniversary of the Grant Date.1

5 Termination of Option. (a) The Option, to the extent not previously exercised and subject to the remainder of this Section 5, shall terminate and become null and void at the close of business on                      [    ], 20     (the “Option Expiration Date”).

[1]	Terms set forth in this Section 4 are for illustrative purposes only. Actual terms of grants may vary.

(b) Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 5, upon the Participant’s ceasing for any reason to provide services to or be in a service relationship with the Company or an Affiliate (such occurrence being a “termination of the Participant’s service”), the Option, to the extent not previously exercised, shall terminate and become null and void ninety (90) days after such termination of the Participant’s service, or upon the Option Expiration Date, whichever occurs first.

(c) Upon a termination of the Participant’s service for Cause or if following the Participant’s termination of service, circumstances arise or are discovered with respect to the Participant that would have constituted Cause for termination of service, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Participant’s service (or when such circumstances arise or are discovered).

(d) Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 5 (other than Section 5(b)), upon a termination of the Participant’s service by reason of Disability (as defined below) or by reason of the death of the Participant, the Option, to the extent not previously exercised, shall terminate and become null and void twelve (12) months after such termination of the Participant’s service, or upon the Option Expiration Date, whichever occurs first. For purposes of this Agreement, “Disability” shall mean (i) the inability of the Participant to engage in any substantial gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 6 months, as determined by a medical doctor satisfactory to the Committee or, if applicable, (ii) a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6 Exercisability. (a) Upon a termination of the Participant’s service, the Option shall be exercisable only to the extent that the Option is vested and is in effect on the date of such termination of the Participant’s service.

(b) To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Participant in the event of such Disability, or, in the case of the death of the Participant, by the estate of the Participant or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

7 Manner of Exercise. (a) The Option may be exercised in full at one time or in part from time to time for the number of Optioned Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Optioned Shares with respect to which the Option is being exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice.

(b) Full payment by the Participant of the Exercise Price for the Optioned Shares purchased shall be made on or before the exercise date specified in the notice of exercise by delivery of (i) cash or a check payable to the order of the Company in an amount equal to such Exercise Price, (ii) shares of Class A Stock owned by the Participant having a Fair Market Value equal in amount to such Exercise Price, or (iii) any combination of the preceding clauses (i) and (ii).

(c) The Company shall be under no obligation to issue any Optioned Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Optioned Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Optioned Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law.

(d) Upon exercise of the Option in the manner prescribed by this Section 7, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

8 Non–Transferability of Option. The Option shall not be assignable or transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. The Option shall terminate and become null and void immediately upon the bankruptcy of the Participant, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

9 No Special Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Participant any right with respect to the continuation of his or her service with the Company (or any Affiliate of the Company) or interfere in any way with the right of the Company (or any Affiliate of the Company), subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence as of the date hereof.

10 Representation. The Participant represents and warrants that he or she understands the Federal, state and local income tax consequences of the granting of the Option to the Participant and the exercise thereof. To the extent that the Company is required to withhold any such taxes, then, unless both the Participant and the Committee have otherwise agreed upon alternate arrangements, the Participant hereby agrees that the Company may deduct from any payments of any kind otherwise due to the Participant the aggregate amount of such Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to the Participant, then, the Participant agrees to provide the Company with cash funds or make other arrangements satisfactory to the Committee regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee.

11 No Rights of Stockholder. The Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Participant.

12 Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, Attention: Secretary, and, if to the Participant, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

13 Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Committee shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14 Acknowledgement. The Participant acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to its principles of conflicts of law. In the event any provision of this Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or this Agreement overall, which shall remain in full force and effect as if the Agreement had been absent the invalid, illegal or unenforceable provision or portion thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

MANNING & NAPIER, INC.

By:
Name:
Title:

PARTICIPANT:

Exhibit A

2011 Equity Compensation Plan